                                                                   EXHIBIT 10(i)

                                 AMENDMENT NO. 6
                                       TO
                         AMERICAN DENTAL PARTNERS, INC.
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         The American Dental Partners, Inc. Amended and Restated 1996 Stock Option Plan, as previously amended (the "Plan"), is hereby amended pursuant to the following provisions:

         1.       Definitions

         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

         2.       Shares Subject To Plan

         The total number of shares of Common Stock for which options may be granted under the Plan, as provided under Section 2(a) of the Plan, as previously adjusted and increased, is increased by 300,000 shares to a total of 1,573,246 shares of Common Stock.

         3.       Effective Date; Construction

         The effective date of this amendment is May 3, 2002, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.